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AMERICAN GENERAL                                                                                    PROTECTION ADVANTAGE SELECT(R)
Life Companies                                                                                   VARIABLE UNIVERSAL LIFE INSURANCE
                                                                                                          SUPPLEMENTAL APPLICATION

AMERICAN GENERAL LIFE INSURANCE COMPANY ("AGL")
A subsidiary of American International Group, Inc.
Home Office: Houston, Texas
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(This supplement must accompany the appropriate application for life insurance.)
The  supplement and the  application  will be attached to and made a part of the policy.

APPLICANT INFORMATION -- SUPPLEMENT TO THE APPLICATION ON THE LIFE OF
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                                  _______________________________________________  _______________________________________________
                                  Name of proposed insured                         Date of application for life insurance

INITIAL ALLOCATION PERCENTAGES
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INVESTMENT OPTIONS  In the "Premium Allocation" column,  indicate how each premium received is to be allocated.  In the "Deduction
                    Allocation"  column,  indicate which  investment  options are to be used for the deduction of monthly  account charges. TOTAL ALLOCATIONS IN EACH COLUMN MUST EQUAL 100%. USE WHOLE PERCENTAGES ONLY.

                                            PREMIUM   DEDUCTION                                               PREMIUM   DEDUCTION
                                           ALLOCATION ALLOCATION                                             ALLOCATION ALLOCATION
                                           ---------- ----------                                             ---------- ----------
AGL DECLARED FIXED INTEREST ACCOUNT (301)     ______%    ______%  MFS(R) VARIABLE INSURANCE TRUST
THE ALGER PORTFOLIOS                                              New Discovery* (892)                          ______%    ______%
Capital Appreciation (872)                    ______%    ______%  Research (893)                                ______%    ______%
AMERICAN CENTURY(R) VARIABLE PORTFOLIOS,                          NEUBERGER BERMAN ADVISERS
INC.                                                              MANAGEMENT TRUST
American Century VP Value (874)               ______%    ______%  Mid Cap Growth (895)                          ______%    ______%
AMERICAN FUNDS INSURANCE SERIES(R)                                OPPENHEIMER VARIABLE ACCOUNT FUNDS
Asset Allocation(SM) (681)                    ______%    ______%  Global Fund/VA* (897)                         ______%    ______%
Global Growth(SM)* (682)                      ______%    ______%  PIMCO VARIABLE INSURANCE TRUST
Growth(SM) (683)                              ______%    ______%  CommodityRealReturn(R)Strategy* (905)         ______%    ______%
Growth-Income(SM) (684)                       ______%    ______%  Global Bond (909)                             ______%    ______%
High-Income Bond(SM) (685)                    ______%    ______%  Real Return (906)                             ______%    ______%
International(SM)* (686)                      ______%    ______%  Short-Term (907)                              ______%    ______%
ANCHOR SERIES TRUST                                               Total Return (908)                            ______%    ______%
Capital Appreciation (687)                    ______%    ______%  SEASONS SERIES TRUST
Government and Quality Bond (688)             ______%    ______%  Mid Cap Value (690)                           ______%    ______%
FIDELITY VARIABLE INSURANCE PRODUCTS                              SUNAMERICA SERIES TRUST
Contrafund(R)(878)                            ______%    ______%  Balanced (914)                                ______%    ______%
Equity-Income (879)                           ______%    ______%  VALIC COMPANY I
Growth (883)                                  ______%    ______%  Dynamic Allocation* (696)                     ______%    ______%
Mid Cap (884)                                 ______%    ______%  Emerging Economies* (691)                     ______%    ______%
Money Market (689)                            ______%    ______%  Foreign Value* (692)                          ______%    ______%
FRANKLIN TEMPLETON VARIABLE INSURANCE                             International Equities* (915)                 ______%    ______%
PRODUCTS TRUST                                                    Mid Cap Index (916)                           ______%    ______%
Franklin Small Cap Value Securities* (885)    ______%    ______%  Nasdaq-100(R)Index (918)                      ______%    ______%
Mutual Shares Securities (886)                ______%    ______%  Science & Technology* (919)                   ______%    ______%
INVESCO VARIABLE INSURANCE FUNDS                                  Small Cap Index* (920)                        ______%    ______%
Global Real Estate* (871)                     ______%    ______%  Stock Index (921)                             ______%    ______%
Growth and Income (922)                       ______%    ______%  VALIC COMPANY II
International Growth* (870)                   ______%    ______%  Mid Cap Value (693)                           ______%    ______%
JANUS ASPEN SERIES                                                Socially Responsible (694)                    ______%    ______%
Enterprise (889)                              ______%    ______%  Strategic Bond (695)                          ______%    ______%
Forty (887)                                   ______%    ______%
JPMORGAN INSURANCE TRUST                                          OTHER:___________________________             ______%    ______%
Core Bond (925)                               ______%    ______%                                                 100%       100%
International Equity* (891)                   ______%    ______%  *If you select the Guaranteed Minimum Death Benefit (GMDB) rider there are investment  requirements for these investment options.
                                                                  Please refer to the prospectus or sales illustration.

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AGLC102803-2007                                             Page 1 of 4                                                    Rev0413
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DOLLAR COST AVERAGING (DCA)
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DOLLAR COST         ($5,000  MINIMUM  BEGINNING  ACCUMULATION  VALUE) An amount  can be  systematically  transferred  from ANY ONE
AVERAGING (DCA)     INVESTMENT OPTION and directed to one or more of the investment options below. The AGL Declared Fixed Interest
                    Account is not available for DCA. Please refer to the prospectus for more information on the DCA option.

                    NOTE: DCA IS NOT AVAILABLE IF THE AUTOMATIC REBALANCING OPTION OR GMDB RIDER HAVE BEEN CHOSEN.

                    Day of the month for transfers:_____________________ (Choose a day of the month between 1-28.)

                    Frequency of transfers:    [_] Monthly    [_] Quarterly    [_] Semiannually    [_] Annually

                    DCA to be made from the following investment option: ________________________________________

                    Transfer $__________________________________________ ($100 MINIMUM, WHOLE DOLLARS ONLY)

THE ALGER PORTFOLIOS                                         MFS(R) VARIABLE INSURANCE TRUST
Capital Appreciation (872)                    $__________    New Discovery (892)                           $__________
AMERICAN CENTURY(R) VARIABLE PORTFOLIOS, INC.                Research (893)                                $__________
American Century VP Value (874)               $__________    NEUBERGER BERMAN ADVISERS
AMERICAN FUNDS INSURANCE SERIES(R)                           MANAGEMENT TRUST
Asset Allocation(SM) (681)                    $__________    Mid Cap Growth (895)                          $__________
Global Growth(SM) (682)                       $__________    OPPENHEIMER VARIABLE ACCOUNT FUNDS
Growth(SM) (683)                              $__________    Global Fund/VA (897)                          $__________
Growth-Income(SM) (684)                       $__________    PIMCO VARIABLE INSURANCE TRUST
High-Income Bond(SM) (685)                    $__________    CommodityRealReturn(R)Strategy (905)          $__________
International(SM) (686)                       $__________    Global Bond (909)                             $__________
ANCHOR SERIES TRUST                                          Real Return (906)                             $__________
Capital Appreciation (687)                    $__________    Short-Term (907)                              $__________
Government and Quality Bond (688)             $__________    Total Return (908)                            $__________
FIDELITY VARIABLE INSURANCE PRODUCTS                         SEASONS SERIES TRUST
Contrafund(R)(878)                            $__________    Mid Cap Value (690)                           $__________
Equity-Income (879)                           $__________    SUNAMERICA SERIES TRUST
Growth (883)                                  $__________    Balanced (914)                                $__________
Mid Cap (884)                                 $__________    VALIC COMPANY I
Money Market (689)                            $__________    Dynamic Allocation (696)                      $__________
FRANKLIN TEMPLETON VARIABLE INSURANCE                        Emerging Economies (691)                      $__________
PRODUCTS TRUST                                               Foreign Value (692)                           $__________
Franklin Small Cap Value Securities (885)     $__________    International Equities (915)                  $__________
Mutual Shares Securities (886)                $__________    Mid Cap Index (916)                           $__________
INVESCO VARIABLE INSURANCE FUNDS                             Nasdaq-100(R)Index (918)                      $__________
Global Real Estate (871)                      $__________    Science & Technology (919)                    $__________
Growth and Income (922)                       $__________    Small Cap Index (920)                         $__________
International Growth (870)                    $__________    Stock Index (921)                             $__________
JANUS ASPEN SERIES                                           VALIC COMPANY II
Enterprise (889)                              $__________    Mid Cap Value (693)                           $__________
Forty (887)                                   $__________    Socially Responsible (694)                    $__________
JPMORGAN INSURANCE TRUST                                     Strategic Bond (695)                          $__________
Core Bond (925)                               $__________    OTHER:_______________________                 $__________
International Equity (891)                    $__________

AUTOMATIC REBALANCING
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AUTOMATIC           ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable division assets will be automatically  rebalanced based
REBALANCING         on the premium  percentages  designated on Page 1 of this form. If the AGL Declared Fixed Interest Account has been  designated for premium  allocation,  the  rebalancing  will be based on the proportion  allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

                    CHECK HERE FOR AUTOMATIC REBALANCING FREQUENCY:     [_] Quarterly     [_] Semiannually     [_] Annually

                    NOTE: AUTOMATIC  REBALANCING  IS NOT  AVAILABLE IF THE DCA OPTION HAS BEEN CHOSEN.  AUTOMATIC  REBALANCING  IS
                          REQUIRED IF THE GMDB RIDER HAS BEEN SELECTED.

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AGLC102803-2007                                             Page 2 of 4                                                    Rev0413
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MODIFIED ENDOWMENT CONTRACT
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CONTRACT            If any premium payment causes the policy to be classified as a modified endowment contract under Section 7702A of the Internal Revenue Code, there may be potentially  adverse tax consequences.  Such consequences  include:
                    (1)  withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable  amount.
                    In order to avoid modified  endowment  status, I request any excess premium that could cause such status to be refunded. [_] YES  [_] NO

AUTHORIZATION FOR TRANSACTIONS
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INITIAL APPROPRIATE I (or we, if Joint Owners),  hereby authorize AGL to act on telephone instructions or e-service  instructions,
BOX HERE:           if elected, to transfer values among the variable divisions and the AGL Declared Fixed Interest Account and to change  allocations for future premium payments and monthly  deductions given by:

                    [_]  Policy Owner(s)-- if Joint Owners, either of us acting independently.

                    [_]  Policy Owner(s) or the Agent/Registered Representative who is appointed to represent AGL and the firm authorized to service my policy.

                    AGL and any person  designated by this  authorization  will not be responsible for any claim,  loss or expense based upon telephone  instructions and e-service  instructions received and acted on in good faith,  including losses due to  telephone  instructions  or e-service  communication  errors.  AGL's  liability  for  erroneous transfers and allocations,  unless clearly contrary to instructions received, will be limited to correction of the  allocations  on a  current  basis.  If an error,  objection  or other  claim  arises  due to a  telephone instruction  or e-service  instruction,  I will notify AGL in writing within five working days from receipt of confirmation of the transaction  from AGL. I understand  that this  authorization  is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus.  This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

SUITABILITY
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ALL QUESTIONS MUST  1. Have you, the Proposed  Insured or Owner (if different),  received the variable  universal
BE ANSWERED.           life  insurance  policy  prospectus  and the investment  choices  brochure  describing the
                       investment options?                                                                         [_] yes  [_] no

                    2. Do you understand and acknowledge:
                       a. THAT THE POLICY APPLIED FOR IS VARIABLE,  EMPLOYS THE USE OF SEGREGATED  ACCOUNTS WHICH
                          MEANS THAT YOU NEED TO RECEIVE AND UNDERSTAND  CURRENT  PROSPECTUSES FOR THE POLICY AND
                          THE UNDERLYING ACCOUNTS?                                                                 [_] yes  [_] no

                       b. THAT ANY BENEFITS,  VALUES OR PAYMENTS BASED ON PERFORMANCE OF THE SEGREGATED  ACCOUNTS
                          MAY VARY: AND

                          (1) ARE NOT GUARANTEED BY AGL, ANY OTHER INSURANCE COMPANY,  THE U.S. GOVERNMENT OR ANY
                              STATE GOVERNMENT?                                                                    [_] yes  [_] no

                          (2) ARE NOT  FEDERALLY  INSURED BY THE FDIC,  THE  FEDERAL  RESERVE  BOARD OR ANY OTHER
                              AGENCY, FEDERAL OR STATE?                                                            [_] yes  [_] no

                       c. THAT IN  ESSENCE,  ALL RISK IS BORNE BY THE OWNER  EXCEPT  FOR FUNDS  PLACED IN THE AGL
                          DECLARED FIXED INTEREST ACCOUNT?                                                         [_] yes  [_] no

                       d. THAT THE POLICY IS DESIGNED TO PROVIDE  LIFE  INSURANCE  COVERAGE  AND TO ALLOW FOR THE
                          ACCUMULATION OF VALUES IN THE SEGREGATED ACCOUNTS?                                       [_] yes  [_] no

                       e. THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE,  DEPENDING ON THE
                          INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT?                                           [_] yes  [_] no

                       f. THE POLICY VALUES MAY INCREASE OR DECREASE,  DEPENDING ON THE INVESTMENT  EXPERIENCE OF
                          THE SEPARATE ACCOUNT, THE AGL DECLARED FIXED INTEREST ACCOUNT ACCUMULATION, AND CERTAIN
                          EXPENSE DEDUCTIONS?                                                                      [_] yes  [_] no

                    3. Do you believe the Policy you selected meets your insurance and investment  objectives and
                       your anticipated financial needs?                                                           [_] yes  [_] no

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AGLC102803-2007                                             Page 3 of 4                                                    Rev0413
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ELECTRONIC DELIVERY CONSENT
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                    American  General Life  Insurance  Company  ("AGL") is capable of providing  contract  and  investment  option prospectuses, supplements, statements of additional information, and reports via e-mail or CD-ROM. In order to verify your e-mail receipt of these documents, we must obtain your consent to this type of delivery format.

                    This consent authorizes AGL, with respect to AGL's variable universal life insurance policies,  to deliver the following communications via e-mail or CD-ROM:

                    . Contract prospectuses and supplements
                    . Investment option prospectuses and supplements
                    . Statements of additional information
                    . Annual and semi-annual investment option reports

                    This consent to delivery by e-mail or CD-ROM has no expiration  date. You may change or cancel your consent at any time by writing  to us at  American  General  Life  Insurance  Company,  P.O.  Box 4880,  Houston,  Texas,
                    77210-4880,  Attn:  Policy  Owner  Services.  You may also  receive a paper  copy of any  communication  at no additional charge by writing to us at the above address.

                    In order to participate in this delivery method you must have access to the following:

                    . A personal computer with CD-ROM hardware and software
                    . Browser software, such as Microsoft Internet Explorer, Netscape Communicator, or equivalent
                    . Communication access to the Internet

                    Should you wish to print materials that have been delivered via e-mail or CD-ROM, you must also have access to a printer.  Materials will be published using Portable  Document Format (PDF). In order to view PDF documents,
                    you  must  have  Adobe  Acrobat  Reader  software,   which  is  available  for  download  free-of-charge  from
                    http://www.adobe.com/products/acrobat/readstep2.html.

                    We reserve the right to mail paper copies instead of providing electronic  delivery.  In the event that e-mail delivery  is  unsuccessful,  we will mail paper  copies.  You must notify us every time you change your e-mail address.

                    Your e-mail address will be used solely for AGL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

                    By signing this consent,  I acknowledge that I have read and understand all of the  above-mentioned  terms and conditions of this enrollment.

                    I consent to receive electronic delivery of the documents specified above.

                    __________________________________________________   __________________________________________________
                    Signature  of Owner                                  Please provide your e-mail address

                    If you prefer CD-ROM delivery, please check here [_]

SIGNATURES
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SIGNATURES           ______________________________________________________________________________________________________
                     Signed at (city, state)


                     ______________________________________________________________________________________________________
                     Print name of Broker/Dealer


                    X________________________________________________  ______________________________________  ____________
                      Registered representative                        State license #                         Date


                    X________________________________________________________________________________________  ____________
                      Primary proposed insured                                                                 Date


                    X________________________________________________________________________________________  ____________
                      Owner (If different from Proposed Insured)                                               Date


                    X________________________________________________________________________________________  ____________
                      Joint Owner (If applicable)                                                              Date

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AGLC102803-2007                                             Page 4 of 4                                                    Rev0413
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